The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286


November 26, 2007
Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE: American Depositary Shares evidenced by the American Depositary Receipts of Bespak plc
F-6 file number :  33-51504

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to Consort Medical plc from Bespak plc.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for VI Group PLC. The Prospectus has been revised to reflect the new name, and has been overstamped with:

EFFECTIVE OCTOBER 3, 2007, THE
COMPANYS NAME HAS CHANGED
TO CONSORT MEDICAL PLC

Please contact me with any questions or
comments at (212) 815 4244.

Sincerely,


Sandra W. Friedrich
Assistant Vice President
212-815-4244
sfriedrich@bankofny.com
675934-1